UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 26, 2001

EXELIXIS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-30235	04-3257395
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

170 Harbor Way
P.O. Box 511
South San Francisco, California    94083
(Address of principal executive offices, and including zip code)

(650) 837-7000
(Registrant's telephone number, including area code)

Item 5. Other Events

On July 26, 2001, the Company issued a press release announcing the reacquisition, effective February 2002, of future rights to research programs in metabolism and alzheimer's disease previously licensed exclusively to Pharmacia Corporation. Pharmacia will retain rights to targets under the existing agreement selected prior to the reacquisition date, subject to the payment of milestones for those targets selected and royalties for future development of products against or using those targets but will have no other obligations to make payments to the Company, including approximately $9 million in annual funding that would otherwise be payable for two years if the Company had not elected to reacquire rights to the research at this time.

Item 7. Financial Statements and Exhibits

(c) Exhibits

Exhibit Number	Description of Document
99.1	Press release, entitled "Exelixis Establishes Proprietary Drug Discovery Program in Metabolism", dated July 26, 2001.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: July 26, 2001

Exelixis, Inc.

/s/ Glen Y. Sato

Glen Y. Sato
Chief Financial Officer, Vice President, Legal Affairs and Secretary
(Principal Financial and Accounting Officer)

INDEX TO EXHIBITS

Exhibit Number	Description of Document
99.1	Press release, entitled "Exelixis Establishes Proprietary Drug Discovery Program in Metabolism", dated July 26, 2001.